______________________________________________________________________________





                             AMERCO

                               TO

                     CITIBANK, N.A., TRUSTEE


                        ________________


                  SECOND SUPPLEMENTAL INDENTURE
                  DATED AS OF OCTOBER 22, 1997

                               TO


                            INDENTURE

                     DATED AS OF MAY 1, 1996


                        ________________

           6.65% SENIOR NOTES, SERIES 1997-A DUE 2029
           6.89% SENIOR NOTES, SERIES 1997-B DUE 2010
           7.135% SENIOR NOTES, SERIES 1997-C DUE 2032



______________________________________________________________________________

          SECOND SUPPLEMENTAL INDENTURE, dated as of the 22nd day of October 1997 (the "SUPPLEMENTAL INDENTURE"), between AMERCO, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "COMPANY"), having its principal office at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, and CITIBANK, N.A., a national banking association, existing under the laws of the United States of America, as Trustee (herein called the "TRUSTEE") under the Indenture dated as of May 1, 1996 (the "DEBT SECURITIES INDENTURE"), between the Company and the Trustee.


                    RECITALS OF THE COMPANY

           The Company has executed and delivered the Debt Securities Indenture to the Trustee to provide for the issuance of its unsecured debentures, notes or other evidences of indebtedness, to be issued from time to time in one or more series as determined by the Company in accordance with the terms of the Debt Securities Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as provided in the Debt Securities Indenture.

          Pursuant to the terms of the Debt Securities Indenture, the Company desires to provide for the establishment of three new series of notes to be known as its 6.65% Senior Notes, Series 1997-A due October 15, 2029 (the "SERIES A NOTES"), its 6.89% Senior Notes, Series 1997-B due October 15, 2010 (the "SERIES B NOTES") and its 7.135% Senior Notes, Series 1997-C due October 15, 2032 (the "SERIES C NOTES" and, together with the
Series A Notes and Series B Notes, the "NOTES"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Debt Securities Indenture and this Supplemental Indenture.

            All   things  necessary  to  make  this  Supplemental
Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

           For and in consideration of the premises and the purchase of the Notes by the Holders thereof (as defined below), it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

                          ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS
                     OF SPECIAL APPLICATION

SECTION 101.  Definitions.

             For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                (1) terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Debt Securities Indenture, whether by cross-reference or otherwise;

                (2) the words "herein", "hereof" and "hereunder" and other words of similar import, when used in this Supplemental Indenture, refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision thereof; and

                (3) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, as follows:

      "ATTRIBUTABLE DEBT" means indebtedness for money borrowed deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

      "CAPITAL STOCK" means, with respect to any person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests, or any other participation, right, warrant, option, or other interest in the nature of an equity interest in such person, but excluding debt securities convertible or exchangeable into such equity interest.

      "CAPITALIZED LEASE" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

      "CONSOLIDATED NET TANGIBLE ASSETS" means, as of the date of any determination thereof, the total amount of all assets of the Company and its Consolidated Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting Intangibles.

      "CONSOLIDATED SUBSIDIARY" means any Subsidiary of the Company or of any Consolidated Subsidiary which is consolidated with the Company for financial reporting purposes in accordance with GAAP.

      "DEBT" of the Company or any Subsidiary thereof means, collectively, (i) any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary (excluding any indebtedness for money borrowed by the Company from any Affiliate thereof) or (ii) any mortgage, indenture or instrument (including the Debt Securities Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (excluding any indebtedness for money borrowed by the Company from any Affiliate thereof) or any Subsidiary (excluding any indebtedness for money borrowed by any Subsidiary from any Affiliate thereof), whether such indebtedness now exists or shall hereafter be created.

      "DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

      "DOLLARS" means the lawful currency of the United States of America.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means United States generally accepted accounting principles as in effect as of the date of determination, unless otherwise stated.

      "GOOD  FAITH  CONTEST"  means, with  respect  to  any  tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith by the Person subject thereto for which adequate reserves therefor have been taken in accordance with GAAP.

      "INDEBTEDNESS FOR MONEY BORROWED", when used with respect to the Company or any Subsidiary, means any obligation of, or any obligation guaranteed by, the Company or any Subsidiary for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets.

      "INTANGIBLES" means all Intellectual Properties and all goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid taxes, prepaid advertising, prepaid licensing and other similar expenses prepaid in the ordinary course of business), amounts invested in or advanced to or equity in the Company's Subsidiaries other than Consolidated Subsidiaries less any writedowns thereof, the excess of cost of shares acquired over book value of related assets, any increase in the value of a fixed asset arising from a reappraisal, revaluation or write-up thereof, and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

      "INTELLECTUAL PROPERTIES" means all material patents, patent applications, copyrights, copyright applications, trade secrets, trade names and trademarks, technologies, methods, processes or other proprietary properties or information which are used by the Company and its Consolidated Subsidiaries in the conduct of their business and are either owned by them or are used, employed or practiced by them under valid and existing licenses, grants, "shop rights", or other rights.

      "ISSUE DATE" means the date of initial issuance of the Notes
under   this  Supplemental  Indenture  and  the  Debt  Securities
Indenture.

      "LIEN" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, bankers' liens, setoff and similar arrangements, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all
similar  arrangements)  affecting  property.   For  the  purposes
hereunder, the Company or a Consolidated Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes and such retention or vesting shall constitute a Lien.

      "PRIORITY DEBT" means (i) indebtedness for money borrowed of
any   Consolidated  Subsidiary,  except  indebtedness  for  money borrowed issued to and held by the Company or a Wholly-Owned Consolidated Subsidiary, and (but without duplication) (ii) Secured Indebtedness.

      "RENTALS" means and includes, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Consolidated Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Consolidated Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

      "SALE AND LEASEBACK TRANSACTION" has the meaning specified in Section 602 hereof.

      "SECURED INDEBTEDNESS" means any indebtedness for money borrowed, whether of the Company or any Consolidated Subsidiary, secured by any Lien on any property of the Company or any Consolidated Subsidiary.

      "SUBSIDIARY" means a person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

      "VOTING STOCK" of a person means all classes of Capital Stock of such person then outstanding and normally entitled to vote in the election of directors (or persons performing similar functions) or to direct the business and affairs of the issuer of such Capital Stock in the absence of contingencies.

      "WHOLLY-OWNED   CONSOLIDATED   SUBSIDIARY"   means    any
Consolidated Subsidiary all of the outstanding Capital Stock of which (except for directors' qualifying shares to the extent required by applicable law) is owned by the Company and/or its Wholly-Owned Consolidated Subsidiaries.

SECTION 102.  Debt Securities Indenture.

           The Debt Securities Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 103.  Counterparts.

           This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                          ARTICLE TWO

                       FORM OF THE NOTES

SECTION 201.  Form of the Face of the Notes.

           The face of the Notes is to be substantially in the following form:

     [To  be  included on the face of any Note that is  a  Global
     Security:

                This Note is a Global Security within the meaning of the Supplemental Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository or a successor depository. This Note is not exchangeable for Notes registered in the name of a Person other than the Depository or its nominee except in the limited circumstances described in the Debt Securities Indenture hereinafter referred to, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described in the Supplemental Indenture.]

     [To  be  included on the face of any Note that is  a  Global
     Security where DTC is the Depository:

                Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered int he name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                             AMERCO

        ___% Senior Notes, Series 1997-[A][B][C] Due [2029][2010][2032]

     No.__________                                    $__________
     CUSIP No. __________

                AMERCO, a corporation duly organized and existing
     under the laws of Nevada (herein called the "COMPANY", which terms includes any successor Person under the Debt Securities Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of __________ _____________ on October 15, [2029][2010][2032] and to pay
     interest thereon from October 22, 1997 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually on April 15 and October 15 of each year (each an "INTEREST PAYMENT DATE") commencing April 15, 1998, at the rate of ___% per annum (subject to reset, effective as of the Interest Reset Effective Date (as defined herein), pursuant to the Calculation Agency Agreement referred to herein, as set forth in more detail on the reverse hereof), until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum equal to 2% plus the rate per annum at which interest otherwise accrues hereunder on any overdue
     principal   (and  premium,  if  any)  and  on  any   overdue
     installment of interest.

                All capitalized terms used herein shall have the respective meanings assigned thereto in the Supplemental Indenture dated as of October 22, 1997 (the "SUPPLEMENTAL INDENTURE") between the Company and Citibank, N.A., as Trustee (the "TRUSTEE", which term includes any successor trustee under the Debt Securities Indenture referred to below), whether by cross-reference or otherwise. The Supplemental Indenture is one of the supplemental indentures referred to in and executed in accordance with the terms of the Debt Securities Indenture dated as of May 1, 1996 between the Company and the Trustee. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Debt Securities Indenture and the Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Note) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Debt Securities Indenture and Supplemental Indenture.

                Payment of the principal of (and premium, if any) and any such interest on this Note will be made in the manner set forth in the Supplemental Indenture, in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that the Company may at its option pay interest by check in the case of a Note that is not a Global Security. In the event that the Maturity or Interest Payment Date is not a Business Day, then payment of interest payable on such Maturity or Interest Payment Date, as the case may be, shall be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Maturity or Interest Payment Date.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and of the Supplemental Indenture and the Debt Securities Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of any conflict between this Note on one hand and the Supplemental Indenture and the Debt Securities Indenture, on the other, the terms of the Supplemental Indenture and the Debt Securities Indenture shall govern.

                Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Debt Securities Indenture or the Supplemental Indenture or be valid or obligatory for any purpose.

                IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:  _______________
                                   AMERCO

                                   By________________________
                                      Title:
     ATTEST:

     By_____________________
        Title:



SECTION 202.  Form of the Reverse of the Notes.

           The Reverse of the Notes is to be substantially in the following form:

                This Note is one of a duly authorized issue of securities of the Company (the "NOTES") issued under the Debt Securities Indenture and the Supplemental Indenture, to which Debt Securities Indenture and Supplemental Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

                In the event that a Note is purchased in part only, a new Note or Notes of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that each new note issued shall be in a principal amount in denominations of $100,000 and integral multiples thereof.

                The rate of interest on the Notes is subject to reset as provided in the Calculation Agency Agreement dated as  of October 22, 1997 (as modified and supplemented and in
     effect   from   time   to  time,  the  "CALCULATION   AGENCY
     AGREEMENT"), between the Company and Citicorp Securities, Inc., as calculation agent (in such capacity, together with its successors in such capacity, the "CALCULATION AGENT").
     As provided in Section 401 of the Supplemental Indenture, upon receipt by the Company of notice from the Calculation Agent of its calculation of the rate of interest (the "RESET RATE") at which interest is to accrue in respect of the Notes (other than in respect of overdue amounts), effective from and including October 15, [1999] 1 [2000] 2 [2002] 3 (or, if

_______________________________
1Include in Series A Note.

2Include in Series B Note.

3Include in Series C Note.

     such date is not a Business Day, from and including the next succeeding Business Day) (the "INTEREST RESET EFFECTIVE DATE"), the Company is required, by delivery of an Officers' Certificate to the Trustee on or prior to the Interest Reset Effective Date, to notify the Trustee of such Reset Rate (whereupon the Trustee is required to give notice of such Reset Rate to each Holder of record on such Interest Reset
     Effective Date). Any such change in the rate at which interest is to accrue in respect of the Notes shall be effective for the period from and including the Interest Reset Effective Date to but excluding Maturity, subject to receipt by the Company from the Calculation Agent of notice of such Reset Rate.

                The Notes shall not be subject to any sinking fund.

               If (a) the Call Options (as defined below) are not exercised at or prior to 4:00 p.m. New York City time on October [__], [1999] 4 [2000] 5 [2002] 6 (or, if such date is not a Business Day, on the next preceding Business Day) (the "CALL EXERCISE DATE"), or (b) following any such exercise, the  Callholders (as defined below) fail to make payment  in full  when  due for the purchase of the Notes in  accordance with  the  Call  Options  (either such  event,  a  "PURCHASE
     TRIGGER  EVENT"),  then  any  Holder  of  a  Note  may,   by
     irrevocable written notice to the Company (which shall promptly notify the Trustee) given not later than two Business Days after the Purchase Trigger Event, require that the  Company, not earlier than the Interest Reset  Effective
     Date and not later than the date one Business Day after  the date of such notice, purchase such Note at a purchase price (paid through the Trustee) equal to (i) the unpaid principal amount of such Note plus (ii) all unpaid interest on the
     unpaid  principal  amount  of  such  Note  accrued  to   but
     excluding   the   Interest   Reset   Effective   Date   plus
     (iii)  interest  (calculated  at  the  rate  applicable   to
     payments of overdue principal of such Note prior to the Interest Reset Effective Date) on the unpaid principal amount of such Note, and on any accrued and unpaid interest, accrued from and including the Interest Reset Effective Date to but excluding the date of payment of such purchase price.
     As  used  herein, (A) "CALL OPTIONS" means each of  (i)  the call option, dated as of October 22, 1997, pursuant to which Citibank, N.A. (or a successor Callholder) has the right, but not the obligation, to purchase Notes on the Call Exercise Date at the purchase price specified therein and
     (ii) the call option, dated as October 22, 1997, pursuant to which NationsBank, N.A. (or a successor Callholder) has the right, but not the obligation, to purchase Notes on the Call Exercise Date at the purchase price specified therein, in each case, subject to and in accordance with the ISDA Master Agreement entered into between the Callholder party thereto and the initial Holder of the Notes; and (B) "CALLHOLDERS" means, with respect to the first Call Option, Citibank, N.A.
     and,  with  respect to the second Call Option,  NationsBank,
     N.A.,   in   each  case,  together  with  their   respective
     transferees and successors.

                In the event that a Holder elects to require the Company to purchase a Note pursuant to the immediately preceding paragraph, the Company may, in lieu of purchasing the relevant Note, with notice to the Trustee, identify a third party who will agree to purchase the Note on the purchase date under the same terms and conditions as if the Notes were purchased by the Company. The Company will not
_______________________________
4Include in Series A Note.

5Include in Series B Note.

6Include in Series C Note.

     be relieved of its obligations to purchase a Note on any purchase date specified above if such third party fails to purchase such Note.

                The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all senior indebtedness of the Company and senior in right of payment to any subordinated indebtedness of the Company.

                If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Debt Securities Indenture and the Supplemental Indenture.

               The Debt Securities Indenture and the Supplemental
     Indenture permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected at any time by the Company and the Trustee with the consent of the Holders of a majority of aggregate principal amount or at least two-thirds of the aggregate principal amount, as applicable, of the Notes at the time Outstanding. The Debt Securities Indenture and the Supplemental Indenture also contain provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Debt Securities Indenture and the Supplemental Indenture and certain past defaults under the Debt Securities Indenture and the Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 No reference herein to the Debt Securities Indenture and the Supplemental Indenture and no provision of this Note or of the Debt Securities Indenture or the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                As provided in the Debt Securities Indenture and the Supplemental Indenture, and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Debt Securities Indenture and the Supplemental Indenture contain provisions for defeasance at any time after the Interest Reset Effective Date of (a) the entire amount of the Notes and (b) certain restrictive covenants and related Events of Default, in each case, upon compliance with certain conditions set forth therein.

                The  Notes  are issuable only in registered  form
     without coupons in denominations of $100,000 and any integral multiple thereof. As provided in the Debt Securities Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                This Note shall be governed by and construed in accordance with the laws of the State of New York.

                        TRANSFER NOTICE

                FOR  VALUE  RECEIVED, the undersigned  registered
     Holder hereby sell(s), assign(s) and transfer(s) unto

          Insert Taxpayer Identification Number:

          __________________________________________

          Please print or type name and address, including the zip code of the assignee:

          ___________________________________________

     the   attached  Note  and  all  rights  thereunder,   hereby
     irrevocably constituting and appointing

          ___________________________________________

     as attorney to transfer said Note on the books of the Company with full power and substitution in the premises.


     Date:_____________________



                              ___________________________________
                              NOTE:  The signature  to this
                              assignment  must correspond with
                              the name as written upon  the face
                              of the attached Note in every
                              particular,   without alteration or
                              change whatsoever.


SECTION 203.  Form of the Certificate of Authentication.

           The Trustee's Certificate of Authentication to be endorsed on the Notes is to be substantially in the following form:

                  CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Debt
     Securities Indenture.

                                   CITIBANK, N.A.,
                                     as Trustee

                                   By:__________________________
                                         Authorized Signatory



                          ARTICLE THREE

            GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 301.  Designation of Securities and Amounts Thereof.

           There shall be and is hereby authorized three series of securities designated the "6.65% Senior Notes, Series 1997-A due October 15, 2029", the "6.89% Senior Notes, Series 1997-B due October 15, 2010" and the "7.135% Senior Notes, Series 1997-C due October 15, 2032", each series being limited in aggregate principal amount to $100,000,000.

SECTION 302.  Payment of Principal and Interest.

           The Series A Notes, the Series B Notes and the Series C Notes shall mature and the principal thereof shall be due and payable in Dollars to the Holders thereof (subject to Section 304 hereof), together with all accrued and unpaid interest thereon, on October 15, 2029, October 15, 2010 and October 15, 2032, respectively (the "MATURITY" for the purposes of the Notes under this Supplemental Indenture).

           Subject to the next succeeding paragraph, the Series A Notes, the Series B Notes and the Series C Notes shall bear interest at 6.65%, 6.89% and 7.135% per annum, respectively, subject to the provisions of the following paragraph, from and including October 22, 1997 or from the most recent Interest Payment Date (defined below) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest on the Notes shall be payable semiannually in arrears in Dollars on April 15 and October 15 of each year, commencing on April 15, 1998 (each such date, an "INTEREST PAYMENT DATE" for the purposes of the Notes under this Supplemental Indenture). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depository, as set forth in Section 304 hereof) at the close of business on the April 1 or October 1, as the case may be, next preceding such Interest Payment Date (each such date, a "REGULAR RECORD DATE" for the purposes of the Notes under this Supplemental Indenture).

           The  rate of interest on the Notes is subject to reset
as provided in the Calculation Agency Agreement dated as of October 22, 1997 (as modified and supplemented and in effect from time to time, the "CALCULATION AGENCY AGREEMENT"), between the Company and Citicorp Securities, Inc., as calculation agent (in such capacity, together with its successors in such capacity, the "CALCULATION AGENT"). Upon receipt by the Company of notice from the Calculation Agent of its calculation of the rate of interest (the "RESET RATE") at which interest is to accrue in respect of each Series of Notes (other than in respect of overdue amounts), effective from and including October 15, 1999 7, 2000 8 or 2002 9 (or, if such date is not a Business Day, from and including the next succeeding Business Day) (the "INTEREST RESET EFFECTIVE
DATE"),   the   Company  shall,  by  delivery  of  an   Officers'
Certificate to the Trustee on or prior to the Interest Reset Effective Date for such Series, notify the Trustee of such Reset Rate (and the Trustee shall give notice of such Reset Rate to each Holder of record on such Interest Reset Effective Date). Any such change in the rate at which interest is to accrue in respect of any Series of Notes shall be effective for the period from and including the Interest Reset Effective Date to but excluding Maturity, subject to receipt by the Company from the Calculation Agent of notice of such Reset Rate.

           For so long as the Notes are represented by Global Securities, all payments of principal and interest shall be made by the Company in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that the Company may at its option pay interest by check in the case of a Note that is not a Global Security.

           In the event that the Maturity or any Interest Payment Date is not a Business Day, then payment of interest payable on such Maturity or Interest Payment Date, as the case may be, shall be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Maturity or Interest Payment Date.

           For so long as and to the extent that the Notes are represented by a Global Security pursuant to Section 304 hereof, payments of principal and interest shall be made in accordance with said Section 304. All other payments of principal and interest shall be made to the registered Holders thereof by a Paying Agent that the Company shall maintain, in the event that definitive Notes shall have been issued, in The City of New York.

           The Notes shall not be subject to any sinking fund.

           Holders of the Notes will have the right under certain circumstances specified in Section 401 to require that the Company purchase the Notes.

SECTION 303.  Ranking.

           The Notes shall be general unsecured obligations of the
Company.   The  Notes shall rank pari passu in right  of  payment
with  all senior indebtedness of the Company and senior in  right of payment to any subordinated indebtedness of the Company.
_______________________________
7Series A Note.

8Series B Note.

9Series C Note.

SECTION 304.  Book-Entry System

           The Notes shall be represented by one or more permanent global notes (each, a "GLOBAL SECURITY") deposited with, or on behalf of, The Depositary Trust Company, as Depository under the Debt Securities Indenture and this Supplemental Indenture (the "DEPOSITORY"), and registered in the name of the Depository's
nominee.   Except  as set forth in the following  paragraph,  (1)
owners of beneficial interests in a Global Security shall not be entitled to have Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and shall not be considered the owners or Holders thereof under the Debt Securities Indenture and this Supplemental Indenture and (2) each Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Accordingly, beneficial interests in the Notes shall be shown on, and transfers thereof shall be effected only through, records maintained by the Depository and its participants.

           Notwithstanding any provisions of Section 305 of the Debt Securities Indenture, no Note that is a Global Security shall be registered for transfer or exchange, or be authenticated and delivered, and owners of beneficial interests in any Global Security will not be entitled to receive Notes in definitive form and will not be considered Holders of Notes unless (1) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (2) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (3) there shall have occurred and be continuing a Default or an Event of Default. In such circumstances, upon surrender by the Depository or a successor depository of any Global Security, Notes in definitive form will be issued to each Person that the Depository or successor depository identifies as the beneficial owner of the related Notes. Upon such issuance, the Trustee is required to register such Notes in the name of, and cause such Notes to be delivered to, such Person or Persons (or nominees thereof). Such Notes would be issued in fully registered form without coupons, in denominations of $100,000 and integral multiples thereof.

           The Depository shall be permitted to take any action permitted to be taken by an owner or Holder of Notes only at the direction of one or more participants in the Depository, as it may from time to time determine.

           Principal and interest payments on Notes registered in the name of or held by the Depository or its nominee shall be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. The Company and the Trustee shall treat the Persons in whose names the Notes are registered as the Holders of such Notes for the purpose of receiving payment of principal and interest on such Notes and for all other purposes whatsoever. Therefore, none of the Company, the Trustee or any Paying Agent has direct responsibility or liability for the payment of principal and interest on the Notes to owners of beneficial interests in any Global Security. Payments by direct and indirect participants in the Depository shall be the responsibility of such participants.

           The Notes shall trade in the Depository's Same-Day Funds Settlement System until Maturity (or until they are subject to purchase pursuant to Section 401 hereof or acceleration pursuant to Article Five of the Debt Securities Indenture), and secondary market trading activity in the Notes may be required by the Depository to settle in immediately available funds.

                          ARTICLE FOUR

                    PURCHASE AND DEFEASANCE

SECTION 401. Purchase by the Company at the Election of the Holders

            The Company shall not be required to redeem or otherwise purchase Notes except as set forth in this Article
Four.

           If  (a)  the Call Options (as defined below)  are  not
exercised at or prior to 4:00 p.m. New York City time on October 12, 1999 10, October 11, 2000 11 or October 9, 2002 12 (or, if
such  date is not a Business Day, on the next preceding  Business
Day) (the "CALL EXERCISE DATE"), or (b) following any such exercise, the Callholders (as defined below) fail to make payment in full when due for the purchase of the Notes in accordance with the Call Options (either such event, a "PURCHASE TRIGGER EVENT"), then  any Holder of a Note may, by irrevocable written notice  to the Company (which shall promptly notify the Trustee) given not later than two Business Days after the Purchase Trigger Event, require that the Company, not earlier than the Interest Reset Effective Date and not later than the date one Business Day after the date of such notice, purchase such Note at a purchase price (paid through the Trustee) equal to (i) the unpaid principal amount of such Note plus (ii) all unpaid interest on the unpaid principal amount of such Note accrued to but excluding the Interest Reset Effective Date plus (iii) interest (calculated at the rate applicable to payments of overdue principal of such Note prior to the Interest Reset Effective Date) on the unpaid principal amount of such Note, and on any accrued and unpaid interest, accrued from and including the Interest Reset Effective
Date to but excluding the date of payment of such purchase price.
As used herein, (A) "CALL OPTIONS" means each of (i) the call option, dated as of October 22, 1997, pursuant to which Citibank,
N.A. (or a successor Callholder) has the right, but not the obligation, to purchase Notes on the Call Exercise Date at the purchase price specified therein and (ii) the call option, dated as October 22, 1997, pursuant to which NationsBank, N.A. (or a successor Callholder) has the right, but not the obligation, to purchase Notes on the Call Exercise Date at the purchase price specified therein, in each case, subject to and in accordance
with   the  ISDA  Master  Agreement  entered  into  between   the
Callholder party thereto and the initial Holder of the Notes; and
(B) "CALLHOLDERS" means, with respect to the first Call Option, Citibank, N.A. and, with respect to the second Call Option, NationsBank, N.A., in each case, together with their respective transferees and successors.

           In the event that a Holder elects to require the Company to purchase a Note pursuant to the immediately preceding paragraph, the Company may, in lieu of purchasing the relevant Note, with notice to the Trustee, identify a third party who will agree to purchase the Note on the purchase date under the same terms and conditions as if the Notes were purchased by the Company. The Company will not be relieved of its obligations to purchase a Note on any purchase date specified above if such third party fails to purchase such Note.
_______________________________
10Series A Note.

11Series B Note.

12Series C Note.

SECTION 402.  Defeasance of the Notes

           Each Series of Notes shall be subject to defeasance in accordance with the provisions of Section 403 of the Debt Securities Indenture, provided that no defeasance of any Series
                       --------
of the Notes may be effected until after the Interest Reset Effective Date for such Series.


                          ARTICLE FIVE

                            REMEDIES

SECTION 501.  Events of Default

           For all purposes of the Debt Securities Indenture and this Supplemental Indenture relating to the Notes, the following shall be Events of Default in addition to the Events of Default enumerated in Section 501 of the Debt Securities Indenture:

                (a) a default (including a default with respect to debt Securities of any series other than the Notes) under any Debt of the Company or any Subsidiary thereof, which default shall have resulted (i) in a failure to pay an aggregate principal amount exceeding $10,000,000 of such Debt at the later of final maturity thereof or upon the expiration of any applicable period of grace with respect to such principal amount or (ii) in such Debt in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such Debt to be discharged or to cause such acceleration to be rescinded or annulled and stating that such notice is a "NOTICE OF DEFAULT" hereunder; provided, however, that the Trustee shall not be deemed to have knowledge of such default unless either (A) an officer in the Corporate Trust Department of the Trustee shall have actual knowledge of such default or
     (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such Debt or from the trustee under any such mortgage, indenture or other instrument.

                           ARTICLE SIX

                            COVENANTS

           The Company covenants and agrees for the benefit of the Holders of the Notes that it will comply with all covenants contained in the Debt Securities Indenture and with such further covenants that are contained in this Article Six and in any other provisions of this Supplemental Indenture.

SECTION 601.  Limitation on Liens Securing Indebtedness.

           The   Company  may  not,  and  may  not  permit   any
Consolidated  Subsidiary to, create or incur,  or  suffer  to  be incurred or to exist, at any time, any Lien on its or their property, including after-acquired property, or upon any income or profits therefrom, to secure the payment of any indebtedness for money borrowed of the Company or of any Consolidated Subsidiary or of any other Person, unless all obligations of the Company on or in respect of the Notes are equally and ratably and validly secured by such Lien by proceedings and documents reasonably satisfactory to the Trustee, except that the provisions of this paragraph shall not prohibit the following:

           (a) Liens existing as of the Issue Date securing indebtedness for money borrowed of the Company and its Consolidated Subsidiaries outstanding on such date;

           (b) Liens (i) incurred after the Issue Date given (on or within 120 days of the date of acquisition, construction or improvement) to secure the payment of the purchase price or construction costs incurred by the Company or a Consolidated Subsidiary in connection with the acquisition, construction or improvement of real and personal property useful and intended to be used in carrying on the business of the Company or such Consolidated Subsidiary, or (ii) on fixed assets useful and intended to be used in carrying on the business of the Company or a Consolidated Subsidiary existing at the time of acquisition or construction thereof by the Company or such Consolidated Subsidiary or at the time of acquisition by the Company or a Consolidated Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price or construction costs of the fixed assets to which they attach, so long as Liens permitted by this clause (ii) were not incurred, extended or renewed in contemplation of such acquisition or construction, provided that any such Liens permitted by this clause (b) shall attach solely to the property acquired, constructed, improved or purchased;

          (c) Liens for taxes, assessments or other governmental levies or charges not yet due or which are subject to a Good
     Faith Contest;

           (d) Liens incidental to the conduct of the Company's and its Subsidiaries' businesses or their ownership of property and other assets not securing any indebtedness for money borrowed and not otherwise incurred in connection with the borrowing of money or obtaining of credit, and which do not in the aggregate materially diminish the value of the Company's or Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of their businesses;

           (e) Liens in respect of any interest or title of a lessor in any property subject to a Capitalized Lease permitted under Section 602 hereof;

           (f) Liens arising in respect of judgments against the Company, except for any judgment in an amount in excess of $1,000,000 which is not discharged or execution thereof stayed pending appeal within 45 days after entry thereof;

           (g)  Liens in favor of the Company or any Consolidated
     Subsidiary of the Company;

           (h) Liens consisting of minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real property, that are necessary for the conduct of the operations of the Company and its Subsidiaries or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their use in the operations of the Company and its Subsidiaries; and

           (i) Liens renewing, extending or refunding any Lien permitted by the preceding clauses of this paragraph; provided, however, that the principal amount of indebtedness for money borrowed secured by such Lien immediately prior thereto is not increased and such Lien is not extended to any other assets or property.

           Notwithstanding the foregoing, the Company or any Consolidated Subsidiary may create or assume Liens, in addition to those otherwise permitted by the preceding clauses of this
Section 601, securing indebtedness for money borrowed of the Company or any Consolidated Subsidiary issued or incurred after the Issue Date, provided that at the time of such issuance or incurrence, the aggregate amount of all Secured Indebtedness and Attributable Debt would not exceed 15% of Consolidated Net Tangible Assets.

           In the event that any property of the Company or any Consolidated Subsidiary is subject to a Lien not otherwise permitted by this Section 601, the Company must make or cause to be made a provision whereby the Notes will be secured (together with other indebtedness for money borrowed then entitled thereto and equal in rank to the Notes), to the full extent permitted under applicable law, equally and ratably with all other obligations secured thereby, and in any case the Notes shall (but only in such event) have the benefit, to the full extent that the holders of the Notes may be entitled thereto under applicable law, of an equitable Lien on such property equally and ratably securing the Notes and such other obligations.

SECTION 602.  Limitation on Sale and Leaseback.

           The   Company  may  not,  and  may  not  permit   any
Consolidated Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Consolidated Subsidiary shall, in one transaction or a series of related transactions, (i) sell, transfer or otherwise dispose of any property owned by the Company or any Consolidated Subsidiary and
(ii) more than 120 days after the later of the date of initial acquisition of such property or completion or occupancy thereof, as the case may be, by the Company or such Consolidated Subsidiary, rent or lease, as lessee, such property or substantially identical property or any material part thereof (a "SALE AND LEASEBACK TRANSACTION"), provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if (a) immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, no Default or Event of Default shall exist and (b) any one of the following conditions is satisfied:

           (i) the lease concerned constitutes a Capitalized Lease and at the time of entering into such Sale and Leaseback Transaction and after giving effect thereto and to any Liens incurred pursuant to Section 601 hereof, the aggregate amount of all Secured Indebtedness and Attributable Debt would not exceed 15% of Consolidated Net Tangible Assets; or

           (ii) the lease has a term which in the aggregate would not exceed 36 months (including any extensions or renewals thereof at the option of the lessee); or

           (iii)   the  sale  of  such  property  is  for   cash
     consideration which equals or exceeds the fair market value thereof (as determined in good faith by the Company) and the net proceeds from such sale are applied, within 30 days of the date of the sale thereof, to the payment (other than payments due at maturity or in satisfaction of, or applied to, any mandatory or scheduled payment or prepayment obligation) of indebtedness for money borrowed of the Company which ranks, in right of payment, on a parity with or senior to the Notes.

SECTION 603.  Restrictive Agreements.

           The Company may not and may not permit any of its Consolidated Subsidiaries to enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any Consolidated Subsidiary to make loans or advances to the Company or to declare and pay dividends or make distribution on shares of such Consolidated Subsidiary's capital stock (including capital stock issued in the future); provided, however, that any agreement to subordinate indebtedness for money borrowed owing from any Consolidated Subsidiary to the Company or owing between Consolidated Subsidiaries pursuant to any Priority Debt or to any guarantee of such indebtedness for money borrowed shall not be deemed to violate this paragraph so long as any such agreement to subordinate does not directly or indirectly prohibit or restrain the ability of any such Consolidated Subsidiary to make loans or advances to the Company or to declare and pay dividends or make distributions on shares of such Consolidated Subsidiary's capital stock (including capital stock issued in the future).

SECTION 604.  Corporate Existence.

           The Company is required to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and material rights (charter and statutory) and material franchises of the Company, provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation of such rights and franchises is no longer desirable in the conduct of the business of the Company and its Consolidated Subsidiaries considered as a whole, and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

SECTION 605.  Defeasance of Certain Obligations.

           The Company may omit to comply with the covenants contained in Sections 601, 602 and 603 hereof, and violations of such covenants shall not be deemed to be an Event of Default hereunder, under the Debt Securities Indenture and under the Notes, to the extent that all of the conditions set forth in
Section 1004 of the Debt Securities Indenture have been met.

SECTION 606.  Rule 144A Information.

           At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, upon the request of any Holder of any Notes, the Company shall promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of a Note designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("RULE 144A INFORMATION") in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Note by such Holder.

           IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                         AMERCO


                         By:__________________________________
                              Gary V. Klinefelter
                              Secretary


Attest:


__________________________________
     John A. Lorentz
     Assistant Secretary


                         CITIBANK, N.A.,
                         as Trustee


                         By__________________________________
                           Name:
                           Title:


Attest:


__________________________________
Name:
Title:

STATE OF ARIZONA                 )
COUNTY OF MARICOPA                )       ss.:


           On the 22nd day of October 1997, before me personally came Gary V. Klinefelter, to me known, who, being by me duly sworn, did depose and say that he is Secretary of AMERCO, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                    ___________________________
                                    Name:
                                    Notary Public
                                    State of Arizona
                                    My Commission expires on:



STATE OF NEW YORK                )
COUNTY OF NEW YORK                )       ss.:


        On the ___ day of October 1997, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is the _______________ of Citibank, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                    ___________________________
                                    Name:
                                    Notary Public
                                    State of New York
                                    My Commission expires on: